Summary of Proposed Terms                                          Draft 1/15/99
Up to $75,000,000 ___% Senior Notes due 20__


1.   Issuer                       The Pep Boys - Manny, Moe & Jack (the
                                  "Company")

2.   Issue                        Up to $75,000,000 ___% Senior Notes due 20__
                                  (the "Notes")

3.   Coupon                       ___% per annum, payable semiannually; provided
                                  that if the Company's long-term unsecured indebtedness is not rated at least Baa3 by Moody's or BBB- by Standard & Poor's (the
                                  "Targeted Ratings") at any time on or prior to [June 30, 2001], the coupon rate will be increased by 50 basis points and shall remain at such level unless and until the Company regains both of the Targeted Ratings (or higher credit ratings by Moody's and Standard
                                  & Poor's) with respect to its long-term
                                  unsecured indebtedness.

4.   Offering Price               100% of the principal amount

5.  Closing Date                  January 26, 1999, or a later date on or before
                                  February 28, 1999 selected by the Company, provided that the Company will not be obligated to close on Notes in an amount exceeding the purchase price of the Company's common stock tendered pursuant to the Dutch auction commenced on December 23, 1998.

6.  Use of Proceeds               The net proceeds from the sale of the Notes
                                  will be used to repurchase stock of the
                                  Company and for general corporate purposes.


7.  Ratings                       Baa3/BBB- by Moody's and Standard & Poor's
                                  respectively.

8.  Mandatory Redemption          The Notes will require equal annual principal
                                  payments commencing at the end of the ____ year, resulting in an average life of approximately ___ years.

9.  Optional Redemption           The Notes will be callable at any time, at the
                                  option of the Company, in whole or in part, at a price equal to the greater of par and the present value of the future debt service on the Notes, discounted at the then current yield on U.S. Treasury securities of a maturity comparable to the remaining weighted average life of the Notes plus 50 basis points
                                  (the "Make-Whole Price").

10. Limitation on
    Indebtedness; Subsidiary
    Indebtedness                  (i)   The Company will not permit the Total
                                        Net Indebtedness to EBITDA Ratio
                                        determined on a pro forma basis (i.e.,
                                        giving effect in the calculation of
                                        EBITDA to acquisitions and dispositions
                                        occurring during a given four-quarter
                                        period as of the beginning of such
                                        period) to exceed

                                        (1) 5.0 to 1 from [July 31,] 1999 to and
                                            including [January 29, 2000],

                                        (2) 4.5 to 1 from [January 30,] 2000 to
                                            and including [January 27,] 2001,
                                            and

                                        (3) 4.0 to 1 thereafter;

                                        provided that (A) on [July 31,] 1999
                                        EBITDA shall be calculated by
                                        annualizing EBITDA for the Company's
                                        fiscal quarters ending [May 1], 1999 and [July 31], 1999 and (B) on [October 30], 1999 EBITDA shall be calculated by annualizing EBITDA for the Company's fiscal quarters ending on [May 1], [July 31], and [October 30], 1999.

                                  (ii)  The Company will not permit any
                                        Subsidiary to create, assume, incur,
                                        guarantee or otherwise become liable in
                                        respect of any Indebtedness except:

                                        (a) Indebtedness secured by Liens
                                            permitted by Section (ii) or (iii)
                                            of the Limitations on Liens;

                                        (b) guarantees by Subsidiaries in
                                            respect of indebtedness outstanding
                                            under the Company's main Bank Credit
                                            Facility not exceeding $200,000,000
                                            and of the Notes, and guarantees of
                                            other unsecured Indebtedness of the
                                            Company by Subsidiaries which have
                                            also guaranteed the Notes and
                                            guarantees of secured Indebtedness
                                            of the Company by Subsidiaries which
                                            have also guaranteed the Notes but
                                            only if and for so long as the Notes
                                            are secured equally and ratably with
                                            or prior to such secured
                                            Indebtedness (pursuant to
                                            documentation in form and substance
                                            reasonably satisfactory to the
                                            Required Holders);

                                        (c) In the case of any person that after
                                            the Closing Date becomes a
                                            Subsidiary or is consolidated with
                                            or merged with or into a Subsidiary
                                            or sells, leases or otherwise
                                            disposes of all of its property to a
                                            Subsidiary, Indebtedness outstanding
                                            at the time such person becomes a
                                            Subsidiary or is so consolidated or
                                            merged or effects such sale, lease
                                            or other disposition of property
                                            (and not created in anticipation
                                            thereof);

                                        (d) Indebtedness owing to the Company or
                                            a Subsidiary; and

                                        (e) other Indebtedness, provided that
                                            immediately after giving effect
                                            thereto and to the application of
                                            the proceeds of such Indebtedness
                                            the sum (without duplication) of

                                            (1)  the aggregate unpaid principal
                                                 amount of Indebtedness
                                                 (including Capital Lease
                                                 Obligations) of the Company
                                                 secured by Liens permitted by
                                                 Section (v) of the Limitation
                                                 on Liens plus

                                            (2)  the aggregate unpaid principal
                                                 amount of Indebtedness of all
                                                 Subsidiaries (other than
                                                 Indebtedness permitted by
                                                 Section (a), (b), (c) or (d)
                                                 above) plus

                                            (3)  the aggregate Attributable Debt
                                                 in connection with all sale and
                                                 leaseback transactions of the
                                                 Company and its Subsidiaries
                                                 entered into after the Closing
                                                 Date in accordance with Section
                                                 (i) of the Limitation on Sale
                                                 and Leaseback Transactions,

                                            does not exceed 10% of Consolidated
                                            Capitalization.


11. Limitation on Liens           The Company will not, and will not permit any
                                  Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, securing any Indebtedness, without making effective provision (pursuant to documentation in form and substance reasonably satisfactory to the Required
                                  Holders) whereby the Notes shall be secured by such Lien equally and ratably with or prior to any and all Indebtedness to be secured thereby, provided that nothing in this Limitation on Liens shall prohibit:

                                  (i)   Liens in respect of property of the
                                        Company or a Subsidiary existing on the
                                        Closing Date and extensions, renewals
                                        and replacements of such Liens
                                        (including successive extensions,
                                        renewals and replacements), provided
                                        that the principal amount of
                                        Indebtedness (or the maximum commitment
                                        therefor) secured by any such Lien is
                                        not increased and such Lien does not
                                        extend to or cover any property other
                                        than the property covered by such Lien
                                        on the Closing Date;

                                  (ii) Liens in respect of property acquired or constructed by the Company or a Subsidiary after the Closing Date, which are created at the time of or within 360 days after acquisition or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case:

                                        (a) no such Lien shall extend to or
                                            cover any other property of the
                                            Company or such Subsidiary, as the
                                            case may be, and

                                        (b) the aggregate principal amount of
                                            Indebtedness secured by all such
                                            Liens in respect of any such
                                            property shall not exceed the cost
                                            of such property and any
                                            improvements then being financed;

                                  (iii) Liens in respect of property acquired by
                                        the Company or a Subsidiary after the
                                        Closing Date, existing on such property
                                        at the time of acquisition thereof (and
                                        not created in anticipation thereof),
                                        or, in the case of any person that after the Closing Date becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, Liens existing at the time such person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be;

                                  (iv)  Liens securing Indebtedness owed by a
                                        Subsidiary to the Company or to a
                                        Subsidiary; and

                                  (v)   Liens which would otherwise not be
                                        permitted by Sections (i) through (iv)
                                        above, securing additional Indebtedness
                                        of the Company or a Subsidiary, provided that after giving effect thereto and to the application of the proceeds of such Indebtedness the sum (without duplication) of

                                        (a) the aggregate unpaid principal
                                            amount of Indebtedness (including
                                            Capitalized Lease Obligations) of
                                            the Company secured by such Liens
                                            permitted by this Section plus

                                        (b) the aggregate unpaid principal
                                            amount of Indebtedness of
                                            Subsidiaries (other than
                                            Indebtedness permitted by Section
                                            (ii) (a), (b), (c) or (d) of the
                                            Limitation on Indebtedness;
                                            Subsidiary Indebtedness) plus

                                        (c) the aggregate Attributable Debt in
                                            connection with all sale and
                                            leaseback transactions of the
                                            Company and its Subsidiaries entered
                                            into after the Closing Date in
                                            accordance with the provisions of
                                            Section (i) of the Limitation on
                                            Sale and Leaseback Transactions,
                                            does not exceed 10% of Consolidated
                                            Capitalization.

12. Limitation on Sale
    and Leaseback
    Transactions                  The Company will not, and will not permit any
                                  Subsidiary to, sell, transfer or otherwise dispose of (collectively, a "transfer") any asset on terms whereby the asset or a substantially similar asset is or will be leased or reacquired by the Company or any Subsidiary over a period in excess of three years, unless either

                                  (i) after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof and to the application of the proceeds of such Attributable Debt, the sum (without duplication) of

                                       (a)  the aggregate unpaid principal
                                            amount of Indebtedness (including
                                            Capitalized Lease Obligations) of
                                            the Company secured by Liens
                                            permitted by Section (v) of the
                                            Limitation on Liens plus

                                       (b)  the aggregate unpaid principal
                                            amount of Indebtedness of
                                            Subsidiaries (other than
                                            Indebtedness permitted by section
                                            (ii) (a), (b), (c) or (d) of the
                                            Limitation on Indebtedness;
                                            Subsidiary Indebtedness) plus

                                       (c)  the aggregate Attributable Debt in
                                            connection with all sale and
                                            leaseback transactions of the
                                            Company and its Subsidiaries entered
                                            into after the Closing Date in
                                            accordance with the provisions of
                                            this Section (i),


                                        does not exceed 10% of Consolidated
                                        Capitalization, or


                                  (ii)  the net proceeds realized from the
                                        transfer are applied within 360 days
                                        after the receipt thereof to the
                                        reinvestment in similar categories of
                                        property or assets for use in the
                                        business of the Company and its
                                        Subsidiaries or to the repayment of
                                        unsubordinated Funded Indebtedness of
                                        the Company or a Subsidiary.

13. Maintenance of
    Net Worth                     The Company will not at any time permit
                                  Consolidated Net Worth to be less than the sum of (a) [$525,000,000] plus (b) 25% of
                                  Consolidated Net Income for each fiscal year
                                  (beginning with the fiscal year ending on January 29, 2000) for which Consolidated Net
                                  Income is positive.

14. Limitation on
    Asset Sales                   The Company will not and will not permit any
                                  Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets
                                  (an "Asset Sale") other than:

                                  (i)   Asset Sales in the ordinary course of
                                        business;

                                  (ii)  Asset Sales of property or assets by a
                                        Subsidiary to the Company or a
                                        Subsidiary; or

                                  (iii) other Asset Sales, provided that in each
                                        case

                                        (a) immediately before and after giving
                                            effect thereto, no Default or Event
                                            of Default shall have occurred and
                                            be continuing; and

                                        (b) the aggregate net book value of
                                            property or assets disposed of in
                                            such Asset Sale and all other Asset
                                            Sales under this clause (iii) by the
                                            Company and its Subsidiaries during
                                            the immediately preceding twelve
                                            months does not exceed 15% of
                                            Consolidated Capitalization (as of
                                            the last day of the quarterly
                                            accounting period ending on or most
                                            recently prior to the last day of
                                            such twelve month period),
                                  and provided further that for purposes of clause (b) above there shall be excluded the net book value of property or assets disposed of in an Asset Sale if and to the extent such Asset Sale is made for cash, payable in full upon the completion of such Asset Sale, and an amount equal to the net proceeds realized upon such Asset Sale is applied by the Company or such Subsidiary, as the case may be, within 360 days after the effective date of such Asset Sale (A) to the reinvestment in similar categories of property or assets for use in the business of the Company and its Subsidiaries or (B) to the repayment of unsubordinated Indebtedness.

15. Limitation on Merger
    or Consolidation              The Company will not and will not permit any
                                  Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any person except:

                                  (i)   a Subsidiary may consolidate or merge
                                        with any other corporation or convey or
                                        transfer all or substantially all of its assets to

                                        (a) the Company (provided that the
                                            Company shall be the continuing,
                                            surviving or acquiring corporation
                                            (the "surviving corporation")) or a
                                            then existing Subsidiary, or

                                        (b) any other person in an Asset Sale
                                            involving all of the outstanding
                                            stock or all or substantially all of
                                            the assets of such Subsidiary, in
                                            either case subject to the
                                            Limitations on Asset Sales; provided
                                            that if such Subsidiary is at the
                                            time a guarantor of the Notes and it
                                            is not the surviving corporation,
                                            the surviving corporation shall have

                                            (1)  executed and delivered to each
                                                 holder of a Note its assumption
                                                 of the due and punctual
                                                 performance and observance of
                                                 all obligations of such
                                                 Subsidiary under its guarantee
                                                 of the Notes, and

                                            (2)  caused to be delivered to each
                                                 holder of a Note an opinion of
                                                 counsel reasonably satisfactory
                                                 to the Required Holders to the
                                                 effect that all agreements or
                                                 instruments effecting such
                                                 assumption are enforceable in
                                                 accordance with their terms and
                                                 comply with the terms of the
                                                 Note Purchase Agreement and
                                                 such guarantee of the Notes;
                                                 and

                                  (ii)  the Company may consolidate or merge
                                        with any other corporation or convey or
                                        transfer all or substantially all of its assets to a corporation organized and existing under the laws of the United States or any State thereof, provided that

                                        (a) if the Company is not the surviving
                                            corporation, the surviving
                                            corporation shall have

                                            (1)  executed and delivered to each
                                                 holder of a Note its assumption
                                                 of the due and punctual
                                                 performance and observance of
                                                 all obligations of the Company
                                                 under the Note Purchase
                                                 Agreement and the Notes and

                                            (2)  caused to be delivered to each
                                                 holder of a Note an opinion of
                                                 counsel reasonably satisfactory
                                                 to the Required Holders to the
                                                 effect that all agreements or
                                                 instruments effecting such
                                                 assumption are enforceable in
                                                 accordance with their terms and
                                                 comply with the terms of the
                                                 Note Purchase Agreement, and

                                        (b) immediately after giving effect to
                                            such transaction, no Default or
                                            Event of Default shall have occurred
                                            and be continuing.



16. Limitation on Transactions
    with Affiliates               The Company will not and will not permit any
                                  Subsidiary to enter into directly or
                                  indirectly any Material transaction or
                                  Material group of related transactions
                                  (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another
                                  Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a person not an Affiliate.


17. Events of Default             An "Event of Default" shall exist if any of
                                  the following conditions or events shall occur and be continuing:


                                  (i)   the Company defaults in the payment of
                                        any principal or make-whole amount, if
                                        any, on any Note when the same becomes
                                        due and payable, whether at maturity or
                                        at a date fixed for prepayment or by
                                        declaration or otherwise; or

                                  (ii)  the Company defaults in the payment of
                                        any interest on any Note for more than
                                        five business days after the same
                                        becomes due and payable; or

                                  (iii) the Company defaults in the performance
                                        of or compliance with certain
                                        requirements pertaining to the prompt
                                        delivery of the notice of Default or
                                        Event of Default or those contained in
                                        Limitation on Indebtedness; Subsidiary
                                        Indebtedness, Limitation on Liens,
                                        Limitation on Sale and Leaseback
                                        Transactions, Maintenance of Net Worth,
                                        Limitation on Asset Sales and Limitation on Merger or Consolidation (and, in the case of any such default under Maintenance of Net Worth, such default shall have continued for a period of 30 days after a Responsible Officer obtains knowledge thereof if and so long as the Company is proceeding diligently and in good faith, by issuing equity securities or otherwise, to remedy such default during such 30-day period); or

                                  (iv) the Company defaults in the performance of or compliance with any other term contained in the Note Purchase Agreement (other than those referred to in paragraphs (i), (ii) and (iii) of this Section) and such default is not remedied within 30 days after a Responsible Officer obtains knowledge of such default; or


                                  (v)   any representation or warranty made in
                                        writing by or on behalf of the Company
                                        or any Subsidiary or by any officer of
                                        the Company or any Subsidiary in the
                                        Note Purchase Agreement or in any
                                        writing furnished in connection with the transactions contemplated thereby proves to have been false or incorrect in any material respect on the date as of which made; or

                                  (vi) (a) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes) that is outstanding in an aggregate principal amount of at least $20,000,000 beyond any period of grace provided with respect thereto, or (b) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness outstanding in an aggregate principal amount of at least $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (c) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such
                                         Indebtedness into equity interests or a
                                         sale of assets or other transaction
                                         that is permitted if made in connection
                                         with a repayment of Indebtedness), the
                                         Company or any Subsidiary has become
                                         obligated to purchase or repay any
                                         Indebtedness outstanding in an
                                         aggregate principal amount of at least
                                         $20,000,000 before its regular maturity
                                         or before its regularly scheduled dates
                                         of payment; or

                                  (vii)  the Company or any Subsidiary (a) is
                                         generally not paying, or admits in
                                         writing its inability to pay, its debts
                                         as they become due, (b) files, or
                                         consents by answer or otherwise to the
                                         filing against it of, a petition for
                                         relief or reorganization or arrangement
                                         or any other petition in bankruptcy,
                                         for liquidation or to take advantage of
                                         any bankruptcy, insolvency,
                                         reorganization, moratorium or other
                                         similar law of any jurisdiction, (c)
                                         makes an assignment for the benefit of
                                         its creditors, (d) consents to the
                                         appointment of a custodian, receiver,
                                         trustee or other officer with similar
                                         powers with respect to it or with
                                         respect to any substantial part of its
                                         property, (e) is adjudicated as
                                         insolvent or to be liquidated, or (f)
                                         takes corporate action for the purpose
                                         of any of the foregoing; or

                                  (viii) a court or governmental authority of
                                         competent jurisdiction enters an order
                                         appointing, without consent by the
                                         Company or any Subsidiary, a custodian,
                                         receiver, trustee or other officer with
                                         similar powers with respect to it or
                                         with respect to any substantial part of
                                         its property, or constituting an order
                                         for relief or approving a petition for
                                         relief or reorganization or any other
                                         petition in bankruptcy or for
                                         liquidation or to take advantage of any
                                         bankruptcy or insolvency law of any
                                         jurisdiction, or ordering the
                                         dissolution, winding-up or liquidation
                                         of the Company or any such Subsidiary,
                                         or any such petition shall be filed
                                         against the Company or any such
                                         Subsidiary and such petition shall not
                                         be dismissed within 90 days; or

                                  (ix)   a final judgment or judgments for the
                                         payment of money aggregating in excess
                                         of $20,000,000 are rendered against one
                                         or more of the Company and its
                                         Subsidiaries which judgments are not,
                                         within 60 days after entry thereof,
                                         bonded, paid, discharged or stayed
                                         pending appeal, or are not discharged
                                         within 60 days after the expiration of
                                         such stay;

                                  (x)    or certain Material ERISA-related
                                         conditions and events.


18. Repurchase of Notes           The Company may repurchase the Notes in whole
                                  or in part at any time, provided that (i) the offer to repurchase is made pro rata to all holders of the Notes and remains outstanding for a reasonable period of time (not to be less than 30 days), (ii) any Notes so repurchased are thereafter canceled and (iii) the remaining average life of the Notes not repurchased will remain unchanged.

19. Amendments                    Any provision of the Note Purchase Agreement
                                  or the Notes may be amended or waived with the written consent of the Required Holders except that each holder must consent in writing to any amendment or waiver which changes the interest rate or the maturity, prepayment or redemption provisions of the Notes or the percentage required to amend the Note Purchase
                                  Agreement or the Notes.

20. Definitions                   "Attributable Debt" means, as to any
                                  particular lease relating to a sale and
                                  leaseback transaction occurring after the
                                  Closing Date, the total amount of rent
                                  (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof.


                                  "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                                  "Capitalized Lease Obligations" means, with respect to any person, all outstanding obligations of such person in respect of Capital Leases, taken at the capitalized amount thereof, accounted for as indebtedness in accordance with GAAP.

                                  "Consolidated Capitalization" means, at any date, the sum of (i) Consolidated Indebtedness plus (ii) Consolidated Net Worth plus (iii) deferred taxes, all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

                                  "Consolidated Indebtedness" means, at any date, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                                  "Consolidated Interest Expense" means, for any period, the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income for such period on account of interest on Indebtedness (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense).

                                  "Consolidated Net Income" means, for any period, the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

                                  (i)   the proceeds of any life insurance
                                        policy,

                                  (ii)  any gains arising from (a) the sale or
                                        other disposition of any assets (other
                                        than current assets) to the extent that
                                        the aggregate amount of the gains during such period from the sale or other disposition of assets (other than current assets) exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (b) any write-up of assets or (c) the acquisition of outstanding securities of the Company or any Subsidiary,

                                  (iii) any amount representing any interest in
                                        the undistributed earnings of any person other than a Subsidiary,

                                  (iv)  any earnings, prior to the date of
                                        acquisition, of any person acquired in
                                        any manner, and any earnings of any
                                        Subsidiary acquired prior to its
                                        becoming a Subsidiary,

                                  (v)   any earnings of a successor to or
                                        transferee of the assets of the Company
                                        prior to its becoming such successor or
                                        transferee,

                                  (vi) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any person, and

                                  (vii) any extraordinary gains not covered by
                                        clause (ii) above to the extent the
                                        aggregate amount of such extraordinary
                                        gains during such period exceeds the
                                        aggregate amount of extraordinary losses during such period not arising from the sale, abandonment or other disposition of assets (other than current assets).

                                  "Consolidated Net Indebtedness" means, at any date, Consolidated Indebtedness less the aggregate amount (without duplication) of the cash balances at bank and in hand, short-term deposits and other cash equivalents.

                                  "Consolidated Net Worth" means, at any date, on a consolidated basis for the Company and its Subsidiaries, (i) the sum of (a) capital stock taken at par or stated value plus (b) capital in excess of par or stated value relating to capital stock plus (c) retained earnings (or minus any retained earning deficit) minus (ii) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.


                                  "EBITDA" means, for any period Consolidated
                                  Net Income plus all amounts deducted in the computation thereof on account of (i) Consolidated Interest Expense, (ii) depreciation and amortization expenses and other non-cash charges and (iii) income and profit taxes.


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                                  "Indebtedness" means, with respect to any
                                  person at any time, without duplication,

                                  (i)   its liabilities for borrowed money,

                                  (ii)  its liabilities for the deferred
                                        purchase price of property acquired by
                                        such person (excluding accounts payable
                                        arising in the ordinary course of
                                        business and not overdue but including
                                        all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

                                  (iii) its Capitalized Lease Obligations,

                                  (iv)  all liabilities for borrowed money
                                        secured by any Lien with respect to any
                                        property owned by such person (whether
                                        or not it has assumed or otherwise
                                        become liable for such liabilities),
                                        provided that if such person has not
                                        assumed or otherwise become liable for
                                        such liabilities the amount of
                                        Indebtedness in respect of such
                                        liabilities shall not exceed the fair
                                        market value of the property securing
                                        such liabilities at the time of
                                        incurrence thereof,

                                  (v)   all its liabilities in respect of
                                        letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money),

                                  (vi)  swaps of such person, and

                                  (vii) any guaranty of such person with respect
                                        to liabilities of a type described in
                                        any of clauses (i) through (vi) above;

                                  provided that, in the case of the Company and its Subsidiaries, Indebtedness shall not include obligations arising from agreements of the Company or a Subsidiary to provide indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case incurred in connection with the acquisition or disposition of any business or assets of the Company or a Subsidiary, but only to the extent such obligations are not required to be accounted for as indebtedness under GAAP.

                                  "Material" means material in relation to the business, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole.

                                  "Required Holders" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding.

                                  "Responsible Officer" means the chief
                                  financial officer, principal accounting
                                  officer, treasurer or comptroller of the Company and any officer of the Company with responsibility for the administration of the relevant portion of the Note Purchase Agreement.

                                  "Subsidiary" means, with respect to any
                                  person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such person or one or more of its Subsidiaries or such person and one or more of its Subsidiaries.

                                  "Total Net Indebtedness to EBITDA Ratio" means, at any date, the ratio of (i) Consolidated Net Indebtedness as at such date to (ii) EBITDA for the four consecutive fiscal quarters then most recently ended determined on a pro forma basis (i.e., giving effect to acquisitions and dispositions occurring during a given four-quarter period as of the beginning of such period).


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                                  "Voting Stock" means, with respect to any
                                  person, any shares of stock or other equity interests of any class or classes of such person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such person.

20. Direct Placement Status       The Notes are being distributed to the
                                  purchasers in a private placement not
                                  registered under the Securities Act of 1933 and in reliance upon the representations of the purchasers that they are purchasing the Notes for investment and not with a view to any resale or distribution thereof.
                                  Accordingly, the purchasers should proceed on the assumption that they must bear the economic risk of the investment for an indefinite period, since the Notes may not be sold unless (i) they are subsequently registered under the Securities Act of 1933;
                                  (ii) they are sold on a private placement basis; or (iii) they may be sold without registration under the Securities Act of 1933.

21. Counsel                       The reasonable fees and disbursements of
                                  special counsel for the purchasers will be borne by the Company.